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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported January 11, 1999
                                               ---------------------------------


                      P.A.M. Transportation Services, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                                  0-22891                    58-2326075
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)



Highway 412 West, P.O. Box 188, Tontitown, Arkansas                     72770
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code            (501) 361-9111
                                                  ------------------------------


                                 Not applicable
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         (Former name or former address, if changed since last report)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 11, 1999, P.A.M. Transportation Services, Inc. (the "Company") acquired, through a wholly-owned subsidiary, substantially all of the assets and liabilities of Decker Transport Inc. ("Decker") and Van Houten Ltd. (individually, "Van Houten" and collectively with Decker, "Sellers") of Riverdale, New Jersey. The assets include, but are not limited to, Sellers' tractors, trailers, personal property, equipment and other real and personal property leases, and business contracts. Prior to the acquisition, Decker conducted an irregular route, common and contract motor carrier business and was authorized to transport general commodities throughout the continental United States and the Canadian provinces of Quebec and Ontario. Van Houten was an equipment leasing company. The Company intends to continue using the assets in the same manner as they were used by Sellers.

         Under the terms of the acquisition, the aggregate purchase price for Sellers' assets and for certain non-competition covenants entered into by Sellers and William Van Houten, Sellers' sole shareholder, was $14 million (subject to certain post closing adjustments as set forth below) plus assumed liabilities. At closing, $8.9 million was paid in cash to Sellers and William Van Houten and an aggregate of $4 million was represented by five-year promissory notes in favor of Decker. Ninety days after closing, if the sum of cash on hand plus accounts receivable on January 4, 1999 is equal to or greater than $5.5 million, the Company shall pay to Sellers $900,000 in cash; however, if the sum of cash on hand plus accounts receivable on January 4, 1999 is less than $5.5 million, the Company will pay to Sellers the difference between (i) the sum of cash on hand plus accounts receivable on the date of closing and
(ii) $4.6 million. In addition to the payment of the foregoing, the Company purchased a terminal facility in Willard, Ohio from William Van Houten for approximately $200,000 in cash. The liabilities assumed in the transaction were approximately $14 million at closing. The transaction price was determined through arms-length negotiations between the Company, Sellers and William Van Houten. The cash portion of the purchase price was funded from the Company's existing working capital and its available line of credit from First Tennessee Bank, National Association, Memphis, Tennessee.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for Sellers as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than March 22, 1999 (60 days after the date on which this Report is required to be filed).

         (b)  Pro Forma Financial Information:

         At the present time, it is impractical to provide the pro forma financial information relative to the acquisition of substantially all of the assets and liabilities of Sellers as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. The Company will file such pro forma financial


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information under cover of Form 8-K/A as soon as practicable, but not later than
March 22, 1999 (60 days after the date on which this Report is required to be filed).

(c)  Exhibits:

     2.1 Asset Purchase Agreement, dated as of January 11, 1999, by and among P.A.M. NewCo., Inc. (a wholly-owned subsidiary of the Company), Decker Transport Co. Inc., Van Houten Ltd. and William Van Houten.

     99.0 Press Release Announcing Closing of Acquisition


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       P.A.M. TRANSPORTATION SERVICES, INC.



                                       By: /s/ ROBERT W. WEAVER
                                          ---------------------------------
                                          Robert W. Weaver
                                          President

Dated: January 22, 1999


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                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
2.1             Asset Purchase Agreement, dated as of January 11, 1999, by and among P.A.M. NewCo., Inc. (a wholly-owned subsidiary of the
                Company), Decker Transport Co. Inc., Van Houten Ltd. and William
                Van Houten. All exhibits identified on page iv of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the Commission upon request.

99.0            Press Release Announcing Closing of Acquisition